UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
________________________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
December 6, 2017 (December 6, 2017)
________________________________
NORFOLK SOUTHERN CORPORATION
(Exact name of registrant as specified in its charter)
______________________________________

Virginia	1-8339	52-1188014
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Three Commercial Place		757-629-2680
Norfolk, Virginia 23510-9241		(Registrant's telephone number, including area code)
(Address of principal executive offices)

No Change
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
        (17 CFR 240.14d-2(b))

[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
        (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company.  [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  [  ]

Item 8.01    Other Events

On December 6, the Registrant issued a press announcing its intention to voluntarily delist from the New York Stock Exchange (the "NYSE") the Registrant’s (i) 9.00% Notes Due March 1, 2021, (ii) 3.25% Notes Due December 1, 2021, (iii) 3.00% Notes Due April 1, 2022, (iv) 5.59% Notes Due May 17, 2025, (v) 7.80% Notes Due May 15, 2027, (vi) 5.64% Notes Due May 17, 2029, (vii) 7.25% Notes Due February 15, 2031, (viii) 7.05% Notes Due May 1, 2037, (ix) 4.837% Notes Due October 1, 2041, (x) 3.95% Notes Due October 1, 2042, (xi) 7.90% Notes Due May 15, 2097, (xii) 6.00% Notes Due March 15, 2105, and (xiii) 6.00% Notes Due May 23, 2111 (collectively, the “Listed Notes”), as well as to deregister the Listed Notes from registration under Section 12(b) of the Securities Exchange Act of 1934, as amended, with the U.S. Securities and Exchange Commission (the "Commission"). On December 18, 2017, the Registrant intends to file a Form 25 with the Commission and it is expected that the last day of trading of the Listed Notes on the NYSE will be Wednesday, December 27, 2017. The Registrant does not intend to arrange for listing or registration of the Listed Notes on another exchange or for quotation in a quotation medium.

The Registrant is taking this voluntary action to delist and deregister the Listed Notes because the Registrant believes that the costs and expenses associated with the continued listing and registration of the Listed Notes are not economically justified.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is filed as part of this Current Report on Form 8-K:

Exhibit Number	Description
99.1	Press Release

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SIGNATURES
NORFOLK SOUTHERN CORPORATION
(Registrant)

/s/ Denise W. Hutson
Name:  Denise W. Hutson
Title:    Corporate Secretary
Date:  December 6, 2017